UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2018

Roan Resources, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51719	83-1984112
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14701 Hertz Quail Springs Pkwy Oklahoma City, OK		73134
(Address of Principal Executive Offices)		(Zip Code)

(405) 896-8050

Registrant’s Telephone Number, including Area Code

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 27, 2018, Roan Resources, Inc. (the “Company”) amended its Credit Agreement, dated as of September 5, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to the Third Amendment to Credit Agreement (the “Amendment”) by and among Roan Resources LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, as Borrower, the Lenders party thereto and Citibank, N.A., as Administrative Agent. Capitalized terms used herein but not defined have the meanings set forth in the Amendment.

Among other modifications, the Amendment:

•	increases the borrowing base under the Credit Agreement from $425 million to $675 million;

•

increases the amount of cash that may be netted out of Consolidated Total Debt for purposes of the Consolidated Total Debt to Consolidated EBITDAX Ratio from $25 million to (i) $40 million if there is any exposure under the Credit Agreement and (ii) an unlimited amount if there is no exposure under the Credit Agreement;

•

modifies the definition of Qualifying IPO from being limited to an issuance of equity interest of Roan Resources LLC, directly to having the issuance by a parent that owns, directly or indirectly, 100% of the equity of Roan Resources LLC also constitute a Qualifying IPO;

•

provides that there will be no reduction of the borrowing base in connection with the issuance of any Permitted Additional Debt (as such term is defined in the Credit Agreement) for the first $500 million in principal of such Permitted Additional Debt;

•	permits certain additional restricted payments to be made;

•	reduces the Applicable Margin with respect to any LIBOR Loan or ABR Loan by 0.25% at every borrowing base utilization level; and

•	reduces the Commitment Fee Rate at the two lowest borrowing base utilization levels from 0.500% to 0.375%.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Amendment is qualified in their entirety by reference thereto.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on September 27, 2018, the Company amended and restated its amended and restated certificate of incorporation in its entirety to, among other things, increase the authorized capitalization of the Company from 300 million shares to 850 million shares.

Effective on September 27, 2018, the Company also amended and restated its amended and restated bylaws in their entirety.

Copies of the second amended and restated certificate of incorporation (the “Second A&R Charter”) and the second amended and restated bylaws (the “Second A&R Bylaws”) are filed with this Current Report on Form 8-K as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference, and the foregoing descriptions of the Second A&R Charter and the Second A&R Bylaws are qualified in their entirety by reference thereto.

Item 5.07	Submissions of Matters to a Vote of Security Holders.

On September 27, 2018, pursuant to the terms of the Voting Agreement, dated September 24, 2018, by and among the Company and its principal stockholders, the holders of approximately 75.6% of the then-issued and outstanding Class A common stock, par value $0.001 per share, of the Company executed and delivered a written consent adopting and approving (a) the Second A&R Charter and the Second A&R Bylaws and (b) the amended and restated certificate of incorporation and second amended and restated bylaws of Linn Energy, Inc.

Item 8.01	Other Items.

On September 27, 2018, the Company issued a press release announcing that it had amended its Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Roan Resources, Inc.

3.2	Second Amended and Restated Bylaws of Roan Resources, Inc.

10.1	Amendment No. 3 to Credit Agreement, dated September 27, 2018

99.1	Press release dated September 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROAN RESOURCES, INC.

Date: September 27, 2018

	By:	/s/ David Treadwell
	Name:	David Treadwell
	Title:	General Counsel and Corporate Secretary

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